Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal $2,663,029.18	Loan Date 01-10 -2011	Maturity 07-11-2011	Loan No 1089922418	Call / Coll	Account MACC PE00	Officer 755	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	MACC PRIVATE EQUITIES INC. 101 2ND ST SE SUITE 800 CEDAR RAPIDS, IA 52401-1219 CEDAR RAPIDS, IA 52401-1219	Lender:	CEDAR RAPIDS BANK AND TRUST COMPANY 500 1ST AVENUE NE STE 100 CEDAR RAPIDS, IA 52401

Principal Amount: $32,663,029.18 Date of Agreement: January 10, 2011

DESCRIPTION OF EXISTING INDEBTEDNESS.  Promissory Note dated 8/14/2009 in the amount of $4,814,022.34 with an original maturity date of 3-31-2010 and amended on 3-31-2010 and 8-16-10.

DESCRIPTION OF COLLATERAL.  Business Loan Agreement dated August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008, Second Amendment to Business Loan Agreement and Security Agreements dated August 14, 2009, Third Amendment to Business Loan Agreement dated March 31, 2010, Fourth Amendment to Business Loan Agreement dated August 16, 2010, and Fifth Amendment to Business Loan Agreement dated January 10, 2011; Commercial Security Agreement dated August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008, and Second Amendment to Business Loan Agreement and Security Agreements dated August 14, 2009; Commercial Pledge and Security Agreement dated August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008, and Second Amendment to Business Loan Agreement and Security Agreements dated August 14, 2009.

DESCRIPTION OF CHANGE IN TERMS.  The maturity date is being extended from 1-10-11 to 7-11-11.

The verbiage under the heading “Collateral” in the Promissory Note and “Description of Collateral” in the Change in Terms Agreement is hereby deleted in its entirety and replaced with the verbiage under the heading “Description of Collateral” above.

The verbiage under the heading “Payment” in the Promissory Note and Change in Terms Agreements shall be deleted in its entirety and replaced with the verbiage under the heading “Payment” below.

PAYMENT.  Borrower will pay this loan in one principal payment of $2,663,029.18 plus interest on July 11, 2011.  This payment due on July 11, 2011, will be for all principal and all accrued interest not yet paid.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning January 31, 2011, with all subsequent interest payments to be due on the last day of each month after that.

VARIABLE INTEREST RATE.  The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime as published in the Wall Street Journal (the “Index”).  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 3.250% per annum.  Interest on unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.00 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 6.000% per annum based on a year of 360 days.  NOTICE:  Under no circumstances will the interest rate on this loan be less than 6.000% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.  Interest on this loan is computed on a 365/360 basis: that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of dates the principal balance is outstanding.  All interest payable under this loan is computed using this method.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PURPOSE OF LOAN.  The purpose of this loan is for: Original purpose to refinance SBA debentures.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

CHANGE IN TERMS SIGNERS:

MACC PRIVATE EQUITIES INC.
By: /s/Travis T. Prentice	By: /s/Derek J. Gaertner
Travis T. Prentice, President and CEO of MACC	Derek J. Gaertner, CFO & CCO of MACC PRIVATE
PRIVATE EQUITIES INC.	EQUITIES INC.

LENDER:

CEDAR RAPIDS BANK AND TRUST COMPANY

X	/s/ John Hall, Asst. Vice President
John Hall, Asst. Vice President

LASER PRO Lending, Ver. 5.52.10.001 Copr. Harland Financial Solutions, Inc. 1997, 2010. All Rights Reserved. - IA W:\CRBT\CFI\LPL\D20C.FC   TR-5224 PR-9